EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS




Trans Global Communications, Inc.
New York, NY

We hereby consent to the incorporation by reference in the previously filed Registration Statements (Form S-8 No. 333-83699 and Form S-8 333-88633) of eGlobe, Inc. of our report dated February 25, 2000, relating to the consolidated financial statements of Trans Global Communications, Inc. appearing in eGlobe, Inc.'s Form 8-K/A dated May 22, 2000.


                                            /s/  Ernst & Young, LLP

New York, New York
May 19, 2000